Exhibit 24.1
POWER OF ATTORNEY
The PNC Financial Services Group, Inc.
Shelf Registration on Form S-3
(Trust Preferred Securities)
     Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Randall C. King and George P. Long, III, or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with the Registration Statement (the “Registration Statement”) on Form S-3 or other appropriate form (including the Prospectus and any and all exhibits, supplements and documents relating thereto) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 415 thereunder of: (i) guarantees by the Corporation (“Guarantees”) with respect to Capital Securities of one or more Delaware business trusts (the “Trusts”), existing or to be formed, for the purpose of issuing and selling capital securities (“Capital Securities”), which Registration Statement shall also relate to such Capital Securities, and (ii) junior subordinated debentures and any other securities of the Corporation issued in connection with the Capital Securities (“Corporate Securities”) with a proposed maximum aggregate offering price for such Capital Securities, of up to $2,000,000,000 (“Maximum Aggregate Offering Price”), and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of Corporation, and in the name and on behalf of such officer or director of the Corporation or the Trusts; to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;
     And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

     IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 16th day of November, 2006.

Name/Signature	Capacity

/s/ James E. Rohr	Chairman, President, Chief Executive Officer
James E. Rohr	and Director (Principal Executive Officer)

/s/ Richard J. Johnson	Senior Vice President and Chief Financial
Richard J. Johnson	Officer (Principal Financial Officer)

/s/ Samuel R. Patterson	Controller
Samuel R. Patterson	(Principal Financial Officer)

/s/ Paul W. Chellgren	Director

Paul W. Chellgren

/s/ Robert N. Clay	Director

Robert N. Clay

/s/ J. Gary Cooper	Director

J. Gary Cooper

/s/ George A. Davidson, Jr.	Director

George A. Davidson, Jr.

/s/ Kay Coles James	Director

Kay Coles James

/s/ Richard B. Kelson	Director

Richard B. Kelson

/s/ Bruce C. Lindsay	Director

Bruce C. Lindsay

Director

Anthony A. Massaro

/s/ Jane G. Pepper	Director

Jane G. Pepper

/s/ Lorene K. Steffes	Director

Lorene K. Steffes

/s/ Dennis F. Strigl	Director

Dennis F. Strigl

/s/ Stephen G. Thieke	Director

Stephen G. Thieke

/s/ Thomas J. Usher	Director

Thomas J. Usher

/s/ George H. Walls, Jr.	Director

George H. Walls, Jr.

/s/ Helge H. Wehmeier	Director

Helge H. Wehmeier